UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2005

SBE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2305 Camino Ramon, Suite 200
San Ramon, CA 94583
(Address of principal executive offices, including zip code)

(925) 355-2000
(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

On January 1, 2005 the Registrant granted options to purchase common stock to the following Officers and Directors:

•	William B Heye, Jr. - former President and CEO and current member of the Board of Directors. Options to purchase 75,000 shares of the registrant’s common stock at $4.00 per share. Options vest monthly over 14 months beginning February 1, 2005 through March 1, 2006. Options to purchase 15,000 shares of the registrant’s common stock at $4.00 per share. Options vest on January 1, 2006.
•	Daniel Grey - President and CEO and Senior Vice President, Sales and Marketing. Options to purchase 100,000 shares of the registrant’s common stock at $4.00 per share. Options vest over 48 months beginning January 1, 2005.
•	Carl Munio - Vice President, Engineering. Options to purchase 200,000 shares of the Registrant’s common stock at $4.00 per share. Options vest over 48 months beginning January 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBE, INC.

Date: January 4, 2005	By:	/s/ David W. Brunton
David W. Brunton Chief Financial Officer, Vice President, Finance and Secretary (Principal Financial and Accounting Officer)